Exhibit 99.1
Vail Resorts Contacts:
Investor Relations: Bo Heitz, (303) 404-1800, InvestorRelations@vailresorts.com
Media: Sara Olsen, (303) 404-6497, solson1@vailresorts.com
Vail Resorts Reports Certain Ski Season Metrics for the Season-to-Date Period Ended January 5, 2020
BROOMFIELD, Colo. - January 17, 2020 - Vail Resorts, Inc. (NYSE: MTN) today reported certain ski season metrics for the comparative periods from the beginning of the ski season through January 5, 2020, and for the prior year period through January 6, 2019. The reported ski season metrics are for our North American destination mountain resorts and regional ski areas, including the results of Peak Resorts in both periods and excluding the results of our Australian ski areas in both periods. The data mentioned in this release is interim period data and is subject to fiscal quarter end review and adjustments.

•	Season-to-date total lift ticket revenue, including an allocated portion of season pass revenue for each applicable period, was up 0.4% compared to the prior year season-to-date period.

•
Season-to-date ski school revenue was up 2.0% and dining revenue was down 3.6% compared to the prior year season-to-date period. Retail/rental revenue for North American resort and ski area store locations was down 1.8% compared to the prior year season-to-date period.

•	Season-to-date total skier visits were down 7.8% compared to the prior year season-to-date period.
Commenting on the ski season to date, Rob Katz, Chief Executive Officer said, “Relative to the strong conditions in the prior year, the 2019/2020 North American ski season got off to a slower start, impacting both our local and destination guest visitation in the pre-holiday period through December 19, 2019. Excluding Whistler Blackcomb and Stevens Pass, results improved over the holiday period between December 20, 2019 and January 5, 2020, compared to the prior year holiday period, delivering growth in total skier visitation and across all revenue lines which was in line with our expectations. Results at Whistler Blackcomb and Stevens Pass were below expectations, driven by the poor early season conditions that continued through the holiday period. Season to date snowfall at Whistler Blackcomb was 60% below the 30-year average through December 31, 2019, representing the lowest snowfall recorded in over 30 years for the period. In recent weeks, conditions have improved at Whistler Blackcomb with nearly all of the terrain now open.”
Given the strong conditions last year, the initial guidance for fiscal year 2020 incorporated the possibility of a slower start to the season. While challenging results at Whistler Blackcomb and Stevens Pass have put downward pressure on overall results, the Company expects Resort Reported EBITDA for fiscal year 2020 to be within the guidance range issued on September 26, 2019 given strong season pass sales, results through the holiday period and the recently improved conditions at Whistler Blackcomb and Stevens Pass. The Company’s guidance assumes continued normal conditions at the resorts, a continuation of the current economic environment and the foreign currency rates in place when the guidance was originally issued.
Basis of Presentation
The reported ski season metrics include growth for season pass revenue based on estimated fiscal 2020 North American season pass revenue compared to fiscal 2019 North American season pass revenue. The metrics include all North American destination mountain resorts and regional ski areas, including Peak Resorts as if its regional ski areas were owned in both periods, and are adjusted to eliminate the impact of foreign currency by applying current period exchange rates to the prior period for Whistler Blackcomb’s results.
About Vail Resorts, Inc. (NYSE: MTN)
Vail Resorts, Inc., through its subsidiaries, is the leading global mountain resort operator. Vail Resorts’ subsidiaries operate 37 world-class destination mountain resorts and regional ski areas, including Vail, Beaver Creek, Breckenridge, Keystone and Crested Butte in Colorado; Park City in Utah; Heavenly, Northstar and Kirkwood in the Lake Tahoe area of California and Nevada; Whistler Blackcomb in British Columbia, Canada; Perisher, Falls Creek and Hotham in Australia; Stowe, Mount Snow, Okemo in Vermont; Hunter Mountain in New York; Mount Sunapee, Attitash, Wildcat and Crotched in New Hampshire; Stevens Pass in Washington; Liberty, Roundtop, Whitetail, Jack Frost and Big Boulder in Pennsylvania; Alpine Valley, Boston Mills, Brandywine and Mad River in Ohio; Hidden Valley and Snow Creek in Missouri; Wilmot in Wisconsin; Afton Alps in Minnesota; Mt. Brighton in Michigan; and Paoli Peaks in Indiana. Vail Resorts owns and/or manages a collection of casually elegant hotels under the RockResorts brand, as well as the Grand Teton Lodge Company in Jackson Hole, Wyoming. Vail Resorts Development Company is the real estate planning and development subsidiary of Vail Resorts, Inc. Vail Resorts is a publicly held company traded on the New York Stock Exchange (NYSE: MTN). The Vail Resorts company website is www.vailresorts.com and consumer website is www.snow.com.
Forward-Looking Statements
Certain statements discussed in this press release, other than statements of historical information, are forward-looking statements within the meaning of the federal securities laws, including our expectations regarding our fiscal 2020 performance and assumptions related thereto, including our expected Resort Reported EBITDA, which speak only as of the date hereof. All forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include but are not limited to prolonged weakness in general economic conditions, including adverse effects on the overall travel and leisure related industries; unfavorable weather conditions or the impact of natural disasters; risks related to our reliance on information technology, including our failure to maintain the integrity of our customer or employee data and our ability to adapt to technological developments or industry trends; risks related to cyber-attacks; willingness of our guests to travel due to terrorism, the uncertainty of military conflicts or outbreaks of contagious diseases, and the cost and availability of travel options and changing consumer preferences; the seasonality of our business combined with adverse events that occur during our peak operating periods; competition in our mountain and lodging businesses; high fixed cost structure of our business; our ability to fund resort capital expenditures; risks related to a disruption in our water supply that would impact our snowmaking capabilities and operations; our reliance on government permits or approvals for our use of public land or to make operational and capital improvements; risks associated with obtaining governmental or third party approvals; risks related to federal, state, local and foreign government laws, rules and regulations; risks related to changes in security and privacy laws and regulations which could increase our operating costs and adversely affect our ability to market our products and services effectively; risks related to our workforce, including increased labor costs; loss of key personnel and our ability to hire and retain a sufficient seasonal workforce; adverse consequences of current or future legal claims; a deterioration in the quality or reputation of our brands, including our ability to protect our intellectual property and the risk of accidents at our mountain resorts; our ability to successfully integrate acquired businesses, or that acquired businesses may fail to perform in accordance with expectations, including Falls Creek, Hotham, Peak Resorts or future acquisitions; our ability to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, with respect to acquired businesses; risks associated with international operations; fluctuations in foreign currency exchange rates where the Company has foreign currency exposure, primarily the Canadian and Australian dollars; changes in accounting judgments and estimates, accounting principles, policies or guidelines or adverse determinations by taxing authorities as well as risks associated with uncertainty of the impact of tax reform legislation in the United States; a materially adverse change in our financial condition; and other risks detailed in the Company’s filings with the Securities and Exchange Commission, including the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2019, which was filed on September 26, 2019.
All guidance and forward-looking statements in this press release are made as of the date hereof and we do not undertake any obligation to update any forecast or forward-looking statements whether as a result of new information, future events or otherwise, except as may be required by law.